Exhibit 10.29

September 30, 2003

Primus Knowledge Solutions, KK

Sumitomoseimei Akasaka Bldg.

3-3-3 Akasaka, Minato-ku

Tokyo, Japan 107 0052

Re:	Addendum Five to Amended and Restated Distribution Agreement (“Distribution Agreement”), effective March 31, 2000, as amended, between Primus Knowledge Solutions, Inc. (“Primus”) and Primus Knowledge Solutions, KK. (“Distributor”)

Dear Partner:

We have recently discussed a number of issues with respect to our Agreement. This Addendum Five will clarify and memorialize our agreement on these points. Except as otherwise expressly defined in this Amendment, capitalized terms shall have the meanings ascribed to them in the Distribution Agreement.

Therefore, we hereby agree to amend our Distribution Agreement as follows:

1. Guaranteed Annual Minimum

For the period from the effective date of this Addendum Five to March 30, 2004, the Guaranteed Annual Minimum amount shall be revised as follows:

For the quarter ending:

September 30, 2003	$125,000
December 31, 2003	$125,000
March 31, 2004	$125,000

Total:	$375,000

(each payment, a “Quarterly Minimum Payment”). Each Quarterly Minimum Payment will be paid upon completion of acceptance testing as set forth in Section 2(a) below and applied to Software Distribution Fees that accrue that quarterly period and will not be carried forward to any future quarter(s). Payment of the September 30, 2003 quarterly minimum will be due and payable via wire transfer to be received by Primus no later than Tuesday, September 30, 2003. Subject to Sections 2(c) and (d), the December 2003 and March 2004 Quarterly Minimum Payments will be due at the later of (a) 10 days after acceptance of the applicable deliverables or (b) 25 days after the end of the applicable quarter.

2. eServer 5.2 Localization Project: Delivery and Acceptance

Schedule 1 to this Addendum Five sets forth a schedule of two sets of deliverables that Primus will provide to Distributor with respect to the localization of eServer 5.2: the December Deliverables and the Q1 2004 Deliverables. During this period, the minimum resource commitments described in Section 1(3) of Addendum Three shall not apply; rather, Primus will use all commercially reasonable efforts to provide the deliverables as scheduled.

(a)	Acceptance Testing. Upon receipt, Distributor will perform acceptance testing on each of the December Deliverables and the Q1 2004 Deliverables using acceptance criteria developed and mutually agreed upon in advance by Distributor and Primus no later than December 31, 2003.

(b)	Localization of Documentation. Primus will subcontract with a third party vendor to complete localization of the documentation for eServer 5.2 as set forth in Schedule 2. If Distributor requests vendor to expand or modify the scope of work to the extent that vendor will require additional compensation, Distributor will be responsible for such additional out-of-scope fees. Primus will not pay vendor for any deliverables until Distributor has completed acceptance of the deliverables. Payments to Primus will not be subject to any acceptance of the localized documentation.

(c)	On Late Delivery of the December Deliverables. If Primus fails to provide the December Deliverables as scheduled, Distributor may withhold the Quarterly Minimum Payment for December 31, 2003 until the December Deliverables are so delivered and accepted.

(d)	On Late Delivery of the Q1 2004 Deliverables. If Primus fails to provide the Q1 2004 Deliverables as scheduled, Distributor may withhold the Quarterly Minimum Payment for March 30, 2004 until the Q1 2004 Deliverables are so delivered and accepted, and in addition, until delivery and acceptance is completed (i) no Software Distribution Fees shall accrue, and (ii) no new Guaranteed Annual Minimum amount, if any, shall apply during that period.

3. Customers Eligible for Localized eServer 5.2 Upgrades

Primus and Distributor agree that only “Customers” (“Customers” means customers of Distributor who are current on maintenance and support) as of March 30, 2004 (or if acceptance of the Q1 2004 Deliverables is made after March 30th, then as of the day of acceptance) shall be eligible to receive the localized version of eServer 5.2 or any other upgrades, patches, maintenance releases and the like, as a free upgrade. All non-Customers with older versions of eServer as of that time shall not qualify and thus must pay an additional software license fee to receive the localized 5.2 version or any other upgrades, patches, maintenance releases and the like, such license fee is subject to the applicable royalties under the Distribution Agreement.

4. Future Amendments

After acceptance of the Q1 2004 Deliverables, Primus and Distributor shall assess the status and condition of Distributor and consider the desirability of either extending or modifying the terms of the Guaranteed Annual Minimum or making further amendments to the Distribution Agreement. If Primus and Distributor are unable to agree on a course of action within a commercially reasonable period of time but no later than one (1) month following the acceptance of the Q1 2004 Deliverables, then Primus and Distributor hereby agree to amend the Distribution Agreement to include at least the following items:

(1)	The Term of the Distribution Agreement shall be March 31, 2006, unless mutually extended in writing.

(2)	Distributor shall be required to achieve Performance Goals equivalent to four percent (4%) of Primus’ recognized revenue on a worldwide basis in a fiscal year.

(3)	If Distributor fails to achieve the Performance Goals in any one fiscal year during the Term, Primus may, after consultation with Distributor, but in Primus’ sole and absolute discretion, convert any exclusive appointment or license grant to a non-exclusive appointment or license grant for the remainder of the Term.

Except as expressly stated above, this Addendum Five provides no other consent, express or implied, to materially modify the Distribution Agreement.

Please indicate your agreement to this letter by executing the enclosed duplicate in the space provided below. This Addendum Five shall be effective as of the date first written above.

Sincerely,	Agreed and Accepted:

Primus Knowledge Solutions, Inc.	Primus Knowledge Solutions, KK

By: /s/ Masayuki Tada
/s/ Ron Stevens
Ronald M. Stevens	Name: Masayuki Tada
Chief Financial Officer	Its: President
Date: 9.29.2003

Schedule 1

December Deliverables

●	Application will be provided in a form of an installation kit, it may not contain components, such as upgrade scripts, release notes, which are normal part of a product release CD

●	The following is the list of product components to be delivered this way in December 2003 and the expected functional requirements

➢	iView

•	Its user interface completely localized and reviewed. Completely tested for Japanese, including CTS integration. Issues found involving data loss, usage disruption will be addressed

➢	Admin

•	Will be satisfactory for installing and configuring eServer products, including user/group administration, property/solution class configuration, and security configuration

•	Testing for complex configurations that may go beyond the average complexity of demo knowledge base will not be covered in this milestone.

•	Conditions recorded in release notes of previous versions could impact certain data inputs.

➢	Other Web applications (QuickResolve, eServer Web, eServer Review, Pview, eSupport)

•	Their user interface completely localized. But they may not be reviewed or any quality assurance effort expended for the first milestone.

Q1 2004 Deliverables (eServer 5.2 SP2)

●	Product components delivered will have user interface localized to Japanese, whose translation has been reviewed.

●	The will be provided as a released product CD set, containing attendant components, such as product upgrade scripts, release notes similar to releases of non-Japanese versions.

●	The following is the list of product components to be delivered this way by the end of Q1 2004.

➢	Installer

➢	IView

➢	Admin

➢	QuickResolve

➢	eServer Web client

➢	eServer Review

➢	PView (web and client-server clients)

➢	eSupport (consumer and answer themes)

➢	SolutionX data export/import tool

➢	Reports

•	Crystal Info report templates for Knowledgebase schema and Report DB schema

•	Report DB schema and scripts.

•	Web Reports, if released with eServer SP1 in December 2003.

➢	Installation and DB upgrade scripts:

•	4.0.f -> 5.2 SP2

•	4.0.f SP2 -> 5.2 SP2

➢	Admin utility tools

➢	eServer 5.2 SP2 Release Notes (in Japanese)

•	Performance measurement results.

Schedule 2

Documentation to be localized by vendor:

•	Release notes (in Japanese)

•	Technical documentation

•	IView user guide

•	Admin and pview user guide

•	Architecture and installation guide

•	Incident management integration guide – ActiveX and DDE, Java

•	Quick resolve user guide

•	Reporting guide

•	Advanced reporting user guide

•	Reporting database guide

•	Reporting data model

•	Reporting tables ER diagram

•	Upgrade guide

•	Web client user guide

•	Security and domain planning guide

•	SolutionS user guide

•	External resource – Index server

•	External resource – Site server

•	Hardware configuration guide

•	IMIS user guide (if iMIS released with SPI in December 2003)

•	COM programmer reference